Exhibit 99.3

z	REVOCABLE PROXY UNION FIRST MARKET BANKSHARES CORPORATION	{

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
	1.	By Telephone (using a Touch-Tone Phone); or
	2.	By Internet; or
	3.	By Mail.
To Vote by Telephone:

Call 1-866-870-7497 Toll-Free on a Touch-Tone
Phone anytime prior to 3 a.m., , 2013.

To Vote by Internet:

Go to https://www.rtcoproxy.com/ubsh prior to 3 a.m., , 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.
	Mark here for address change.		☐

Special Meeting Materials are available at:	Comments:
http://www.cfpproxy.com/3481sm

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

		For	Against	Abstain			For	Against	Abstain
1.	To approve the Agreement and Plan of Reorganization, dated as of June 9, 2013, between Union First Market Bankshares Corporation (“Union”) and StellarOne Corporation (“StellarOne”), including the related Plan of Merger, pursuant to which StellarOne will merge with and into Union (the “Union merger proposal”).	☐	☐	☐	2.	To approve an amendment to Union’s articles of incorporation to increase the number of authorized shares of common stock from 36,000,000 to 100,000,000 shares (the “articles amendment proposal”).	☐	☐	☐
							For	Against	Abstain
					3.	To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the Union merger proposal and the articles amendment proposal.	☐	☐	☐
					4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors.

Please be sure to date and sign this proxy card in the box below.		Date

	Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
x			y

UNION FIRST MARKET BANKSHARES CORPORATION — SPECIAL MEETING,             , 2013

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/3481sm

You can vote in one of three ways:

1.	Call toll free 1-866-870-7497 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/ubsh and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

UNION FIRST MARKET BANKSHARES CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

            , 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. William Beale and Rachael R. Lape, jointly and severally, proxies with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company’s common stock standing in the name of the undersigned at the Special Meeting of Shareholders of Union First Market Bankshares Corporation to be held on             ,             , 2013, at          at the Company’s Operations Center, 24010 Partnership Boulevard, Ruther Glen, Virginia 22546, or any adjournment thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

3481